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                                                                       Exhibit 3


                      Certificate of Trust for Caterpillar
                          Financial Asset Trust 1997-B


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                              CERTIFICATE OF TRUST
                                      OF
                    CATERPILLAR FINANCIAL ASSET TRUST 1997-B

         THIS Certificate of Trust of CATERPILLAR FINANCIAL ASSET TRUST 1997-B (the "Trust"), dated November 4, 1997, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. Section 3801 ET SEQ.).

         1. NAME: The name of the business trust formed hereby is CATERPILLAR FINANCIAL ASSET TRUST 1997-B.

         2. DELAWARE TRUSTEE: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attn: Corporate Trustee Administration.

         3. EFFECTIVE DATE: This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                      CHASE MANHATTAN BANK DELAWARE, NOT IN ITS
                                      INDIVIDUAL CAPACITY BUT SOLELY AS OWNER
                                      TRUSTEE


                                      By:  /s/ JOHN J. CASHIN
                                          ------------------------------------
                                      Name:     John J. Cashin
                                      Title:    Vice President


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